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                        MMI COMPANIES, INC. AND SUBSIDIARIES
                  EXHIBIT 12 - RATIO OF EARNINGS TO FIXED CHARGES
                            (IN THOUSANDS EXCEPT RATIOS)

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                                                                               Year ended December 31
                                                             ---------------------------------------------------------
                                                               1998        1997         1996        1995        1994
                                                             --------    --------     --------    --------    --------
Income from continuing operations
    before income taxes and extraordinary losses              $11,528     $44,316      $55,449     $42,213    $  5,330

Add fixed charges:
    Interest expense                                           10,165       6,489        6,083      10,889      10,084
    Amortization of issuance costs                                  -           -           70           -         123
    Portion of rents representative of
        interest factor                                         2,515       2,150        1,850       1,625       1,345
                                                             --------    --------     --------    --------    --------
                                                               12,680       8,639        8,003      12,514      11,552
                                                             --------    --------     --------    --------    --------

Income as adjusted                                            $24,208     $52,955      $63,452     $54,727     $16,882
                                                             --------    --------     --------    --------    --------
                                                             --------    --------     --------    --------    --------

Fixed charges                                                $ 12,680    $  8,639      $ 8,003     $12,514    $ 11,552
                                                             --------    --------     --------    --------    --------
                                                             --------    --------     --------    --------    --------

Ratio of earnings to fixed charges                                1.9         6.1          7.9         4.4         1.5

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